Exhibit (d)(13)

                             AMENDMENT NO. 2 TO
                   AGREEMENT AND PLAN OF RECAPITALIZATION

         AMENDMENT NO. 2 (the "Amendment"), dated as of November 20, 2002, by and among Nortek, Inc., a Delaware corporation ("Nortek"), Nortek Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Nortek ("Nortek Holdings"), and K Holdings, Inc., a Delaware corporation ("K Holdings"), to the Agreement and Plan of Recapitalization, dated as of June 20, 2002, as amended September 16, 2002, (the "Agreement") by and among Nortek, Nortek Holdings and K Holdings.

         WHEREAS, the parties hereto desire to enter into this Amendment so as to make certain modifications to the Agreement;

         WHEREAS, the Board of Directors of Nortek (upon the authorization of a Special Committee thereof consisting solely of disinterested directors) and the Board of Directors of Nortek Holdings have approved this Amendment and deem it advisable and in the best interests of their respective companies and stockholders to enter into this Amendment;

         NOW, THEREFORE, for good and valuable consideration and in consideration of the respective representations, warranties, covenants and agreements set forth in the Agreement, the parties agree as follows:

                                  ARTICLE I

                             AMENDMENT; REFERENCES

         Section 1.1 Definitions; References. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. Each reference to "hereof", "herein", "hereunder", "hereby" and "this Agreement" shall from and after the date hereof refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement, as amended hereby, shall in all instances remain as June 20, 2002, and references to "the date hereof" and "the date of the Agreement" shall continue to refer to June 20, 2002.

         Section 1.2 Exhibit Substitution.

            (a) Exhibit F to the Agreement is hereby amended by deleting such exhibit in its entirety and replacing it with Exhibit F attached hereto.

            (b) Exhibit G to the Agreement is hereby amended by deleting such exhibit in its entirety and replacing it with Exhibit G attached hereto.

                                  ARTICLE II

                                 MISCELLANEOUS

         Section 2.1 Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 2.2 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                               NORTEK, INC.



                               By:       /s/      KEVIN W. DONNELLY
                                        ------------------------------------
                                        Name:    Kevin W. Donnelly
                                        Title:   Vice President, General Counsel
                                                 and Secretary


                               NORTEK HOLDINGS, INC.


                               By:       /s/      KEVIN W. DONNELLY
                                        ------------------------------------
                                        Name:    Kevin W. Donnelly
                                        Title:   Vice President, General Counsel
                                                 and Secretary


                               K HOLDINGS, INC.

                                        /s/  JAMES J. CONNORS
                               By:      -------------------------------------
                                        Name: James J. Connors II
                                        Title:   Vice President